SUPPLEMENT TO THE

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                   AND CONSENT

                                February 18, 2000

                FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP -

                                SOUTH CAROLINA II

                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                  Fayetteville Lithotripters Limited Partnership - South Carolina II, a South Carolina limited partnership (the "Partnership"), by this Supplement and Consent hereby amends and supplements its Confidential Private Placement Memorandum of November 17, 1999 (the "Memorandum"), and proposes an Amendment to its Partnership Agreement. Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. All Limited Partners and persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Supplement and Consent.

Extension of the Offering

                  Pursuant to the authority reserved by the General Partner in the Memorandum, the General Partner hereby elects to extend the Offering termination date to February 29, 2000 (or such earlier date as the General Partner may, in its sole discretion, otherwise elect).

Competition and Revaluation of Units

                  Recently, six Limited Partners acquired an interest in a competing lithotripsy business. The Partnership has exercised its option to purchase the interest of such Limited Partners and is pursuing legal and equitable remedies to enjoin such former Limited Partners from competing with the Partnership and is suing the former Limited Partners for damages. The Partnership believes that the increase in competition in the Greenville market in connection with the former Limited Partners' new venture will adversely affect Partnership revenues. Therefore, the Partnership has engaged ail independent valuation expert to re-value the Units. The new revalued price per Unit is reduced to 89,116. Shortly, revised subscription documents reflecting the reduced price per Unit will be distributed to all existing and prospective investors. See the "Reaffirmation and Consent" section in this Supplement and Consent.

Amendment of Partnership Agreement

                  To the extent necessary, the General Partner proposes that the Partnership Agreement, as amended, be further amended in any and all respects in order to ensure that the terms of the Offering as outlined in the Memorandum, including the sale of Units to existing Limited Partners. complies with the terms of the Partnership Agreement. By executing and returning the attached Reaffirmation and Consent, each Limited Partner consents to such Amendment to the Partnership Agreement.

Reaffirmation and Consent

                  Attached to this Supplement as Appendix A is a Reaffirmation and Consent that is to be utilized by each subscribing Investor to evidence his election to either (i) withdraw from the Offering and have returned his subscription funds (plus interest) and Loan Documents, if any, or (ii) reaffirm his subscription. In addition, the Reaffirmation and Consent is to be used for each Limited Partner to evidence his approval of or opposition to an amendment to the Partnership Agreement that amends the Partnership Agreement to insure that the terms of the Offering as outlined in the Memorandum, including the sale of Units to existing Limited Partners, complies with the terms of the Partnership Agreement. The Reaffirmation and Consent is self-explanatory. Each Investor and Limited Partner should mark the boxes evidencing his elections, and then return the Reaffirmation and Consent to MedTech Investments, Inc. Any subscribing Investor or Limited Partner who does not timely return his Reaffirmation and Consent will be deemed to have withdrawn his subscription and abstained from adopting or rejecting the Amendment.

     Questions concerning this Supplement and Consent should be directed to MedTech Investments, Inc., 2008 Litho Place, Fayetteville, North Carolina 28304. MedTech's telephone number is (800) 682-7971.


































                FAYETTEVILLE LITHTRIPTERS LIMITED PARTNERSHIP -

                                SOUTH CAROLINA II

                      A SOUTH CAROLINA LIMITED PARTNERSHIP

                            REAFFIRMATION AND CONSENT

                  Capitalized terms used herein are defined in the Glossary appearing in the Confidential Private Placement Memorandum of November 17, 1999 and accompanying supplements (the "Memorandum").

                  1. The undersigned hereby acknowledges receipt of the Memorandum and Supplement and Consent dated February 18, 2000. After careful review of the Memorandum and Supplement and Consent, by completion and execution of this Reaffirmation and Consent, the undersigned wishes to evidence his election either to withdraw from the Offering or to reaffirm his subscription.

                  Please check only one of the boxes set forth below to evidence your desired election:

                  [] I wish to withdraw from the Offering and desire to have my subscription funds (plus interest) and Loan Documents, if any, returned to me.

                  [] I wish to reaffirm my subscription and waive any withdrawal rights associated with the Supplements and Consent and the information provided therein. I understand that subscription documents revised consistent with the Supplement and Consent will be forwarded to me shortly for completion, execution and return.

                  2. By completion and execution of this Reaffirmation and Consent, the undersigned hereby indicates his approval of or opposition to an amendment to the Partnership Agreement that insures the terms of the Offering as outlined in the Memorandum, including the sale of Units to existing Limited Partners, complies with all the terms of the Partnership Agreement as amended.

                  []       I approve the adoption of the Amendment.

                  []       l oppose the adoption of the Amendment.

                  This ___ day of February, 2000.


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                 Signature of Subscriber and/or Limited Partner

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